As filed with the Securities and Exchange Commission on November 2, 2018

Registration No. 333-116893

Registration No. 333-127771

Registration No. 333-134578

Registration No. 333-142619

Registration No. 333-149247

Registration No. 333-157289

Registration No. 333-164693

Registration No. 333-171943

Registration No. 333-179211

Registration No. 333-186207

Registration No. 333-190293

Registration No. 333-193306

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-116893

FORM S-8 REGISTRATION STATEMENT NO. 333-127771

FORM S-8 REGISTRATION STATEMENT NO. 333-134578

FORM S-8 REGISTRATION STATEMENT NO. 333-142619

FORM S-8 REGISTRATION STATEMENT NO. 333-149247

FORM S-8 REGISTRATION STATEMENT NO. 333-157289

FORM S-8 REGISTRATION STATEMENT NO. 333-164693

FORM S-8 REGISTRATION STATEMENT NO. 333-171943

FORM S-8 REGISTRATION STATEMENT NO. 333-179211

FORM S-8 REGISTRATION STATEMENT NO. 333-186207

FORM S-8 REGISTRATION STATEMENT NO. 333-190293

FORM S-8 REGISTRATION STATEMENT NO. 333-193306

UNDER

THE SECURITIES ACT OF 1933

Senomyx, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0843840
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4767 Nexus Centre Drive San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Senomyx, Inc. 2004 Equity Incentive Plan

Senomyx, Inc. 2004 Employee Stock Purchase Plan

Senomyx, Inc. 2013 Equity Incentive Plan, as amended

(Full title of plans)

Douglas Lucht

Vice President – Finance

Senomyx, Inc.

Plainsboro, New Jersey 08536

(Name and address of agent for service)

(609) 452-1000

(Telephone number, including area code, of agent for service)

Copies to:

Darrick M. Mix, Esq.

Chad J. Rubin, Esq.

Duane Morris LLP

30 South 17th Street

Philadelphia, Pennsylvania 19103

(215) 979-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) are being filed to deregister all shares of the common stock, par value $0.001 per share (the “Shares”) of Senomyx, Inc., a Delaware corporation (the “Company”), that were registered on the following registration statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed with the U.S. Securities and Exchange Commission (the “Commission”):

•

Registration Statement on Form S-8 (Registration No. 333-116893), which was filed with the Commission on June 25, 2004, pertaining to the registration of (i) 3,786,707 Shares issuable pursuant to the Company’s 2004 Equity Incentive Plan (the “2004 EIP”), and (ii) 140,000 Shares issuable pursuant to the Company’s 2004 Employee Stock Purchase Plan (the “2004 ESPP”);

•

Registration Statement on Form S-8 (Registration No. 333-127771), which was filed with the Commission on August 23, 2005, pertaining to the registration of (i) 1,265,478 Shares issuable pursuant to the 2004 EIP, and (ii) 253,096 Shares issuable pursuant to the 2004 ESPP;

•

Registration Statement on Form S-8 (Registration No. 333-134578), which was filed with the Commission on May 31, 2006, pertaining to the registration of (i) 1,483,934 Shares issuable pursuant to the 2004 EIP, and (ii) 280,000 Shares issuable pursuant to the 2004 ESPP;

•

Registration Statement on Form S-8 (Registration No. 333-142619), which was filed with the Commission on May 4, 2007, pertaining to the registration of (i) 1,508,319 Shares issuable pursuant to the 2004 EIP, and (ii) 280,000 Shares issuable pursuant to the 2004 ESPP;

•

Registration Statement on Form S-8 (Registration No. 333-149247), which was filed with the Commission on February 14, 2008, pertaining to the registration of (i) 1,523,803 Shares issuable pursuant to the 2004 EIP, and (ii) 280,000 Shares issuable pursuant to the 2004 ESPP;

•

Registration Statement on Form S-8 (Registration No. 333-157289), which was filed with the Commission on February 12, 2009, pertaining to the registration of (i) 1,533,506 Shares issuable pursuant to the 2004 EIP, including related rights to purchase Series A Junior Participating Preferred Stock, and (ii) 280,000 Shares issuable pursuant to the 2004 ESPP, including related rights to purchase Series A Junior Participating Preferred Stock;

•

Registration Statement on Form S-8 (Registration No. 333-164693), which was filed with the Commission on February 4, 2010, pertaining to the registration of (i) 1,555,410 Shares issuable pursuant to the 2004 EIP, including related rights to purchase Series A Junior Participating Preferred Stock, and (ii) 280,000 Shares issuable pursuant to the 2004 ESPP, including related rights to purchase Series A Junior Participating Preferred Stock;

•

Registration Statement on Form S-8 (Registration No. 333-171943), which was filed with the Commission on January 28, 2011, pertaining to the registration of (i) 1,700,000 Shares issuable pursuant to the 2004 EIP, including related rights to purchase Series A Junior Participating Preferred Stock, and (ii) 280,000 Shares issuable pursuant to the 2004 ESPP, including related rights to purchase Series A Junior Participating Preferred Stock;

•

Registration Statement on Form S-8 (Registration No. 333-179211), which was filed with the Commission on January 27, 2012, pertaining to the registration of (i) 1,700,000 Shares issuable pursuant to the 2004 EIP, including related rights to purchase Series A Junior Participating Preferred Stock, and (ii) 280,000 Shares issuable pursuant to the 2004 ESPP, including related rights to purchase Series A Junior Participating Preferred Stock;

•

Registration Statement on Form S-8 (Registration No. 333-186207), which was filed with the Commission on January 25, 2013, pertaining to the registration of (i) 1,700,000 Shares issuable pursuant to the 2004 EIP, including related rights to purchase Series A Junior Participating Preferred Stock, and (ii) 280,000 Shares issuable pursuant to the 2004 ESPP, including related rights to purchase Series A Junior Participating Preferred Stock;

•

Registration Statement on Form S-8 (Registration No. 333-190293), which was filed with the Commission on August 1, 2013, pertaining to the registration of 3,000,000 Shares issuable pursuant to the 2004 ESPP, including related rights to purchase Series A Junior Participating Preferred Stock; and

•

Registration Statement on Form S-8 (Registration No. 333-193306), which was filed with the Commission on January 10, 2014, pertaining to the registration of 15,682,462 Shares issuable pursuant to the Company’s 2013 Equity Incentive Plan, as amended, including related rights to purchase Series A Junior Participating Preferred Stock.

On September 16, 2018, the Company entered into an Agreement and Plan of Merger with Firmenich Incorporated, a Delaware corporation (“Parent”), and Sentry Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), providing for, among other things, the merger of Purchaser with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). The Merger became effective on November 2, 2018.

In connection with the Merger, the Company has terminated all offerings of its securities pursuant its existing registration statements, including the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offerings, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements, if any. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Plainsboro, New Jersey, on November 2, 2018.

SENOMYX, INC.

By:	/s/ Douglas J. Lucht
Name: Douglas J. Lucht
Title: Vice President – Finance

Pursuant to Rule 478 under the Securities Act, no other person is required to sign this Post-Effective Amendment to the Registration Statements.